United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

March 24, 2011

Date of Report

[Date of Earliest Event Reported]

PCS EDVENTURES!.COM, INC.

(Exact name of Registrant as specified in its Charter)

IDAHO	000-49990	82-0475383
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

345 Bobwhite Court, Suite 200

Boise, Idaho  83706

 (Address of Principal Executive Offices)

(208) 343-3110

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2011, we appointed Valerie L. Grindle as Senior Vice President of Finance and Administration and Chief Financial Officer.  Ms. Grindle replaces Janelle Conaway, who served as the Company’s Controller and who resigned for personal reasons.

Ms. Grindle is 54 years of age; and she has no family relationships with anyone at PCS.  Her annual compensation package provides for a $100,000 salary, with $80,000 in cash and $20,000 in restricted stock awards, 250,000 to 300,000 in restricted stock awards up front as a “signing bonus,” along with an additional 750,000 in restricted stock awards that will be made available during the first year as incentive compensation.

Ms. Grindle joins PCS having most recently served as CFO of Great American Appetizers, a private manufacturing company in Nampa, Idaho since 2009.  Previously, she founded and, from 1995 until 2009, operated a consulting practice that provided interim C-level executive services to companies.  As a part of her consulting practice, Ms. Grindle orchestrated a turn-around as Chief Executive Officer and Member of the Board of Directors of a pharmaceutical reverse distribution company.  During this engagement, she developed a solid management team, renegotiated credit lines and attracted additional equity investment.  Ms. Grindle also spearheaded new budgeting and forecasting systems as Chief Financial Officer of the North American division of Mincom, Inc., an Australian based software development firm.  From 1992 until 1995, she was Vice President of Tele-Communications, Inc of Englewood, Colorado, where she was responsible for worldwide accounting for the major cable conglomerate.   In addition to her core responsibilities at TCI, Ms. Grindle developed the vision and directed the implementation of a complete reengineering of the accounting division’s core business processes, including a new financial system and an extensive leadership employee development program.  Prior to TCI, Ms. Grindle served at Tenneco, Inc. as Vice President and Chief Financial Officer of Tenneco Minerals and later as President of Tenneco’s Houston Oil and Minerals Exploration.  At Tenneco, she was instrumental in negotiating the sale of that company’s minerals division to a strategic investor.  Ms. Grindle holds a B.S. in Business Administration from Colorado State University, as well as an M.S. in Management from Krannert Graduate School of Business at Purdue University.

Item 7.01  Regulation FD Disclosure.

See the Press Release dated March 24, 2011, exhibit 99.1.

Item 9.01 Financial Statements and Exhibit

(d)

Exhibit No.

Exhibit Description

99.1

Press Release

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PCS EDVENTURES!.COM, INC.

Dated:	3/24/2011	By:	/s/ Anthony A. Maher
Anthony A. Maher
CEO, acting CFO and Chairman of the Board of Directors

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